                                                                 Exhibit 99.1

                   Joint Filer Information

Name of Joint Filer:                VPC Impact Acquisition Holdings Sponsor, LLC

Address of Joint Filer:                  c/o Victory Park Capital Advisors, LLC
                                         150 North Riverside Plaza, Suite 5200
                                         Chicago, Illinois 60606

Relationship of Joint Filer to Issuer:   Director (See Remarks)

Issuer Name and Ticker
or Trading Symbol:                       Bakkt Holdings, Inc. [BKKT]

Date of Event Requiring Statement:
(Month/Day/Year):                       05/01/2023

Name of Joint Filer:                     Richard N. Levy

Address of Joint Filer:                  c/o Victory Park Capital Advisors, LLC
                                         150 North Riverside Plaza, Suite 5200
                                         Chicago, Illinois 60606

Relationship of Joint Filer to Issuer:   Director (See Remarks)

Issuer Name and Ticker
or Trading Symbol:                       Bakkt Holdings, Inc. [BKKT]

Date of Event Requiring Statement:
(Month/Day/Year):                        05/01/2023